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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 (dated June 5, 2001) and related Prospectus of GoTo.com, Inc. and to the incorporation by reference of our report dated December 6, 1999, with respect to the financial statements of Cadabra Inc. (formerly Tesserae Information Systems, Inc.) as of and for the year ended December 31, 1998 included in GoTo.com, Inc.'s current report on Form 8-K/A dated January 31, 2000 filed with the Securities and Exchange Commission.

                                           /s/ FRANK, RIMERMAN & CO. LLP
San Jose, California

June 14, 2001